Exhibit 10.7

CWP/LMS/kt

09/28/09

OFFICE LEASE

THIS OFFICE LEASE is executed this 29th day of September, 2009, by and between DUKE REALTY OHIO, an Indiana general partnership (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1—LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a) Leased Premises (shown outlined on Exhibit A attached hereto): Suite 510 of the building commonly known as Pfeiffer Place (the “Building”), located at 10300 Alliance Road, Cincinnati, Ohio 45242.

b) Rentable Area: approximately 6,083 rentable square feet. The Rentable Area includes the square footage within the Leased Premises plus a pro rata portion of the square footage of the common areas within the Building, as reasonably determined by Landlord.

(c) Tenant’s Proportionate Share: 3.76%.

(d) Minimum Annual Rent:

Months 1 – 5	$0.00	(5 months)*
Months 6 – 17	$63,749.88	per year
Months 18 – 29	$79,497.24	per year
Months 30 – 41	$81,484.68	per year
Months 42 – 53	$83,521.80	per year
Months 54 – 65	$85,609.80	per year.

(e) Monthly Rental Installments:

Months 1 – 5	$0.00	per month*
Months 6 – 17	$5,312.49	per month
Months 18 – 29	$6,624.77	per month
Months 30 – 41	$6,790.39	per month
Months 42 – 53	$6,960.15	per month
Months 54 – 65	$7,134.15	per month.

*	During such period of free rent, Tenant shall pay the Annual Rental Adjustment, and, if any, Additional Rent.

(f) Intentionally Omitted.

(g) Target Commencement Date: November 1, 2009.

(h) Lease Term: Five (5) years and five (5) months.

(i) Security Deposit: $20,000

(j) Broker: Colliers Turley Martin Tucker representing Tenant.

(k) Permitted Use: General office purposes.

(l) Address for notices and payments are as follows:

Landlord:	Duke Realty Ohio
c/o Duke Realty Corporation
Attn.: Cincinnati Office Market, Vice President,
Asset Management and Customer Service
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242

With Payments to:	Duke Realty Ohio
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant:	Akebia Therapeutics, Inc.
10300 Alliance Road, Suite 510
Cincinnati, OH 45242.

(m) Guarantor(s): Intentionally Omitted.

EXHIBITS

Exhibit A	Leased Premises
Exhibit A-1	Furniture
Exhibit B	Tenant Improvements
Exhibit B-1	Scope of Work
Exhibit C	Letter of Understanding
Exhibit D	Intentionally Omitted
Exhibit E	Rules and Regulations
Exhibit F	Intentionally Omitted
Exhibit G	Cleaning Specifications

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

ARTICLE 2—TERM AND POSSESSION

Section 2.01. Term. The Lease Term shall commence as of the date (the “Commencement Date”) that Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs.

Section 2.02. Construction of Tenant Improvements. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, reasonable wear and tear, damage by fire and other casualty and condemnation and repairs which are the responsibility of Landlord hereunder excepted, (b) remove from the Leased Premises or where located (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls) as requested by Landlord or if required by law, and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear, damage by fire and other casualty and condemnation and repairs which are the responsibility of Landlord hereunder excepted. In no event shall Tenant be obligated to remove the Tenant Improvements. All of Tenant’s Property which Tenant is required to remove that is not removed within thirty (30) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event. If following any holdover period Landlord and Tenant mutually agree to extend the Lease Term or to enter into a new lease at a rate less than the holdover rent set forth above, Tenant shall have the right to recoup against the new rent the amount of the excess rent paid by Tenant at the holdover rate (as compared to the new rental rate agreed upon by the parties).

ARTICLE 3—RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, deduction or offset, except as expressly set forth herein, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02. Annual Rental Adjustment Definitions.

(a) “Annual Rental Adjustment” shall mean the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b) “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied; furthermore, if the Building’s occupancy is deemed substantially full in any calendar year, all costs and expenses paid or incurred during that year will be recoverable from the tenants of the Building), including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; costs associated with providing fitness facilities, if any; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

Operating Expenses shall exclude the following:

(1) Leasing commissions.

(2) The cost of tenant finish improvements provided solely for the benefit of other tenants or proposed tenants in the Building.

(3) Depreciation on the Building.

(4) The cost of services separately charged to and paid by another tenant in the Building.

(5) Interest payments and financing costs associated with Building financing.

(6) Legal fees associated with the preparation, interpretation and/or enforcement of leases.

(7) Repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties.

(8) Advertising and promotional expenses.

(9) Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship.

(c) “Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the product of Tenant’s Proportionate Share times the Operating Expenses.

(d) “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with reasonable costs and expenses of contesting the validity or amount of the Real Estate Taxes.

Section 3.03. Payment of Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b) In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase (no more than once per calendar year) the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, or pay to Tenant following expiration of this Lease as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus six percent (6%) per annum; provided, however, such interest rate shall not be less than twelve percent (12%) per annum.

Section 3.05. Inspection and Audit Rights.

(a) Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the sixty (60) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment (the “Inspection Period”), such of Landlord’s books of account and records as Landlord determines pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord’s office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Only Tenant or a certified public accountant that is not being compensated for its services on a contingency fee basis shall conduct such inspection. Tenant shall also agree to follow Landlord’s reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Annual Rental Adjustment. Tenant shall provide Landlord with a copy of its findings within (60) days after commencement of the inspection. Tenant’s failure to exercise its rights hereunder within the Inspection Period or to provide Landlord with a copy of its findings within sixty (60) days after the commencement of the inspection shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

(b) If Landlord and Tenant agree that Landlord’s calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. If Tenant provides Landlord with written notice disputing the correctness of Landlord’s statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice (“Settlement Period”), Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord. Such accountants shall review the dispute taking into account the terms of the Lease. The decision of such accountants shall be conclusive and binding upon the parties. Tenant shall provide Landlord with a written copy of the findings of such accountants. If Tenant fails to provide Landlord with such copy within thirty (30) days after the expiration of the Settlement Period then Landlord’s calculation of the Annual Rental Adjustment shall be deemed correct, and Tenant shall have no further right to contest or inspect the method, accuracy or amount of the Annual Rental Adjustment. If such accountant decides that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount within thirty (30) days after the decision is rendered and the results are provided to Landlord. The fees and expenses involved in such decision shall be borne by the party required to pay for the audit as set forth above. During the period of any inspection or audit, Tenant agrees that Tenant shall pay all amounts due hereunder, when due, including the Annual Rental Adjustment.

(c) All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

Section 3.06. Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Proportionate Share of Real Estate Taxes, insurance premiums, utilities, janitorial services, snow removal, landscaping, management fees, and charges assessed against the Building pursuant to any covenants or owner’s association (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant’s obligation to pay all other Building Operating Expenses that are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per rentable square foot for the immediately preceding calendar year, beginning with the actual Controllable Expenses per rentable square foot for the year ending December 31, 2010.

ARTICLE 4—SECURITY DEPOSIT

Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. At the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5—OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises by or on behalf of Tenant, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit E and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant. In the event of any conflict between such rules and regulations and this Lease, this Lease shall control.

(b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor knowingly allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or, during the last six (6) months of the Lease Term, tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6—UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Landlord shall furnish to Tenant, except as noted below, the following utilities and other services customary for similar Class “A” buildings in the suburban Cincinnati, Ohio office marketplace as appropriate for Tenant’s use of the Leased Premises for the Permitted Use, or as may be required by law or directed by governmental authority:

(a) Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays;

(b) Electrical current not to exceed four (4) watts per square foot;

(c) Water in the Common Areas for lavatory, permitted kitchen and drinking purposes;

(d) Automatic elevator service;

(e) Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays in accordance with the cleaning specifications, attached hereto as Exhibit G; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

(f) Washing of windows at intervals reasonably established by Landlord;

(g) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

(h) Maintenance of the Common Areas, including the removal of rubbish, ice and snow; and

(i) Access to the Building twenty-four (24) hours per day, seven (7) days per week via the Building’s card access system.

Section 6.02. Additional Services.

(a) If Tenant requests utilities or building services in addition to those identified above, or if Tenant uses any of the above utilities or services in frequency, scope, quality or quantity substantially greater than similar office users in the suburban Cincinnati office market, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, the costs thereof (which shall be deemed to mean the cost that Tenant would have incurred had Tenant contracted directly with the utility company or service provider) shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent. Landlord shall also have the right to submeter or separately meter the Leased Premises at Tenant’s sole cost, and Tenant shall pay such utilities based on the submeter or separate meter.

(b) If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building’s air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including, without limitation, equipment that modifies the Building’s air-conditioning system. All reasonable costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Section 6.03. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 or 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

Section 6.04. Interruption of Utilities. Notwithstanding the foregoing, in the event that (i) an interruption of utility service to the Leased Premises is due to Landlord’s negligence or intentional wrongful acts and (ii) the restoration of such utility service is entirely within Landlord’s control and (iii) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than ten (10) consecutive business days, then Tenant shall notify Landlord in writing that Tenant intends to abate rent. If service has not been restored within five (5) business days of Landlord’s receipt of Tenant’s notice, then Minimum Annual Rent shall abate proportionately with respect to the portion of the Leased Premises rendered untenantable on a per diem basis for each day after such five (5) business-day period during which such portion of the Leased Premises remains untenantable. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

ARTICLE 7—REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas to keep them in good repair and condition in a manner comparable to other similar Class “A” suburban office buildings in the suburban Cincinnati, Ohio office market, and Landlord shall keep the Building, and all mechanical and utility facilities and systems serving the Leased Premises in a clean, neat and good condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense, subject to the provisions of Section 8.06.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good condition and repair. The cost of such repairs and maintenance to the Leased Premises shall be included in Operating Expenses to the extent permitted in Section 3.02; provided however, to the extent any repairs or maintenance are required in the Leased Premises because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees or are made at the specific request of Tenant, Landlord shall make such repairs or perform such maintenance at Tenant’s sole expense, subject to the provisions of Section 8.06. Notwithstanding the above, Tenant shall be solely responsible for any repair or replacement with respect to Tenant’s Property (as defined in Section 8.01 below) located in the Leased Premises, the Building or the Common Areas. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. Notwithstanding the foregoing, Tenant shall have the right without Landlord’s consent, and in compliance with all other provisions of this Section, to make any non-structural alterations to the Leased Premises which do not materially impact the Building’s mechanical or electrical systems, do not adversely affect the Building’s appearance or value, and the cost of which does not exceed Fifteen Thousand Dollars ($15,000.00), provided that Tenant gives Landlord fifteen (15) business days prior written notice of any such alterations, along with copies of plans and specifications relating thereto. Landlord may specify any alterations which Tenant will be required to remove and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien. Tenant agrees that at Landlord’s option, Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord’s construction manager or general contractor, shall perform all work on any alterations to the Leased Premises which are structural in nature or the cost of which exceeds Fifteen Thousand Dollars ($15,000.00).

ARTICLE 8—INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Leased Premises, the

Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance.

(a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii) Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations.

(iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.

(iv) Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to one (1) year of rent hereunder.

(v) Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident. Notwithstanding the foregoing, Tenant may elect not to carry Comprehensive Automobile Liability Insurance; provided, however, that in such event, Tenant shall release Landlord from any and all liability arising during the Lease Term that would have been covered by such Comprehensive Automobile Liability Insurance had Tenant elected to carry such coverage.

(b) All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Worker’s Compensation insurance, such insurance is primary and non-contributory. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance within fifteen (15) days after written request therefor, Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b) Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii), Section 8.04(a)(iii) and 8.05(b) above. The special form property insurance policies and Worker’s Compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9—CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same to substantially the condition existing immediately prior to the partial or total destruction; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage or repair. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

If Landlord does not terminate the Lease as provided above, but Landlord fails to either (a) substantially complete the restoration and repair of the Leased Premises within two hundred ten (210) days after the date of the occurrence of such casualty (subject to extension for Force Majeure and any delay caused by Tenant’s acts or omissions) or (b) commence the restoration and repair of the Leased Premises within one hundred eighty (180) days after the date of the occurrence of such casualty, then Tenant shall have the right to terminate this Lease upon written notice to Landlord, so long as Tenant’s written notice is delivered to Landlord prior to Landlord’s delivery of the Leased Premises substantially completed to Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10—EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises or the Common Areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after Tenant has notice that possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11—ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a) Except as otherwise hereinafter permitted, Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s commercially reasonable opinion (i) the Leased Premises are or may be in any way materially adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Building or is a bona-fide third-party prospective tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building, but Tenant may publicly advertise the availability of the Leased Premises for sublease. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease; provided, however, Tenant may, by written notice to Landlord prior to the date of termination, withdraw its request for consent to the proposed assignment or sublease, in which event Landlord’s termination of this Lease shall be null and void and of no force and effect.

(c) If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease plus the reasonable costs incurred by Tenant in connection with such rental, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12—TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability arising hereunder after the date of such conveyance, provided the transferee unconditionally assumes such liabilities in writing.

Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary (“Landlord’s Mortgagee”), as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be agreeing that Tenant’s occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease, Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. subject to the condition precedent set forth in the immediately preceding sentence.

ARTICLE 13—DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Intentionally Omitted.

(d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

In addition to the defaults described above, the parties agree that if Tenant is in Default of any monetary obligation three (3) or more times during any twelve (12) month period, regardless of whether such Defaults are ultimately cured, then such conduct shall, at Landlord’s option, represent a separate Default.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action.

(b) Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with the Lease.

(c) Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(d) Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Ohio who has at least ten (10) years of experience, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (d) shall survive termination.

(e) With or without terminating this Lease, declare immediately due and payable the sum of the following: (i) the present value (discounted at the prime rate of interest, as reported in the Wall Street Journal) of all Minimum Annual Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), less the present value (discounted at Prime Rate) of the net amount of such rent for the balance of the Lease Term which Landlord reasonably determines could be recovered by Landlord from re-letting the Leased Premises under then current and reasonably anticipated market conditions for the remainder of the Lease Term (ii) all Default Damages, and (iii) all Prior Obligations, whereupon Tenant shall be obligated to pay the same to Landlord; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Minimum Annual Rent and Additional Rent payable hereunder throughout the Remaining Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenant and subtenants on account of said Leased Premises during the Remaining Term (but only to the extent that the monies to which Tenant shall so become entitled do not exceed the entire amount actually paid by Tenant to Landlord pursuant to this subsection (e)), less all Default Damages of Landlord incurred but not yet reimbursed by Tenant.

(f) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Except as otherwise specifically set forth in this Lease, Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder except as specifically set forth herein or pursuant to a valid order issued by a court of competent jurisdiction. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

Section 13.07. Mitigation of Damages. If required by applicable law, but subject to the limitations set forth below, if Tenant defaults and/or if Landlord terminates this Lease or Tenant’s right to possession, Landlord shall have an obligation to mitigate Landlord’s damages. Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building. Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs reasonable reletting costs. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages. Notwithstanding anything herein to the contrary, in any action between the parties, Tenant shall bear the burden of proving Landlord’s failure to mitigate damages.

ARTICLE 14—LANDLORD’S RIGHT TO RELOCATE TENANT

Landlord shall have the right upon at least sixty (60) days’ prior written notice to Tenant to relocate Tenant and to substitute for the Leased Premises other space in the Building or in another building owned by Landlord, or an affiliated entity of Landlord, in the Blue Ash submarket containing at least as much square footage as the Leased Premises. Landlord shall improve such substituted space, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises. In the event Landlord relocates Tenant pursuant to this Article 14, (a) Landlord shall reimburse Tenant for all reasonable third party expenses incurred in connection with, and caused by, such relocation (including, but not limited to, moving expenses, reasonable supplies of stationery, business cards and other similar “address-sensitive” supplies, all build-out costs, and costs to set up work equipment and areas), and (b) Tenant shall receive a credit in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000) against the Monthly Rental Installments next due. In addition, Landlord agrees to relocate Tenant at such time as to reasonably minimize any business disruption to Tenant, including moving over weekends as necessary. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity.

ARTICLE 15—TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a) “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b) “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances in violation of Environmental Laws or this Article 15 of which Tenant becomes aware,_on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) or after the Commencement Date to the extent not caused by Tenant, its agents, employees or contractors except to the extent Tenant exacerbates the same.

ARTICLE 16—MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty (30) days following Landlord’s request (which request shall not be made more than annually), a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.09. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Landlord, at its cost and expense, shall provide Tenant with Building standard signage on the main Building directory and at the entrance to the Leased Premises. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s approval. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section 16.10.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to reasonably allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its reasonable discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located around the Building. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

Section 16.12. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Agency Disclosure. Tenant acknowledges having previously received the Agency Disclosure Statement. Duke Realty Services, LLC, its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation, and completion of this lease transaction.

Section 16.15. Guaranty. Intentionally Omitted.

Section 16.16. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control, and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 16.17. Option to Terminate. Provided that (a) no Default has occurred and is then continuing, and (b) all or a majority of Tenant’s stock or assets are purchased by a third party, Tenant shall have the right to terminate the Lease effective at any time after the end of the thirty-sixth (36th) month following the Commencement Date. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least six (6) months prior to the effective date of such termination, and together with such notice, Tenant shall deliver to Landlord, as an agreed upon termination fee, an amount equal to Fifty Thousand Dollars ($50,000.00). Such payment is made in consideration for Landlord’s grant of this option to terminate to compensate Landlord for rental and other concessions given to Tenant and for other good and valuable consideration. The termination fee does not constitute payment of rent to Landlord.

Section 16.18. Quiet Enjoyment. Landlord agrees that if Tenant shall, perform all of the covenants and agreements herein provided to be performed on Tenant’s part, Tenant shall at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any persons lawfully claiming under Landlord, except as may be provided in this Lease.

Section 16.19. Furniture. Landlord and Tenant acknowledge that upon the Commencement Date, the Leased Premises contains certain furniture as shown on Exhibit A-1. Provided Tenant is not in default hereunder, Tenant shall have the right to such furniture and upon the expiration of this Lease shall remove such furniture in accordance with the terms of this Lease. Tenant accepts the furniture “AS IS” without any representation or warranty from Landlord.

Section 16.20. Compliance with Laws. Landlord represents to Tenant that as of the date of execution of this Lease, to the best of Landlord’s knowledge, Landlord has not received written notice from any governmental authority that the Building is not in compliance with applicable laws, regulations, codes and statutes.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD: DUKE REALTY OHIO, an Indiana general partnership

By:	Duke Realty Limited Partnership, a general partner

	By:	Duke Realty Corporation, its general partner

		By:	/s/ Jon C. Burger
Jon C. Burger Senior Vice President Cincinnati Group

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Jon C. Burger, by me known and by me known to be the Senior Vice President, Cincinnati Group of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, a general partner of Duke Realty Ohio, an Indiana general partnership, who acknowledged the execution of the foregoing “Office Lease” on behalf of said partnership.

WITNESS my hand and Notarial Seal this 29th day of September, 2009.

ROSE ANDRIACCO	/s/ Rose Andriacco
Notary Public, State of Ohio	Notary Public
My Commission Expires March 8, 2010
(Printed Signature)

My Commission Expires:
My County of Residence:	Clermont

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

TENANT: AKEBIA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Joseph Gardner
Name:	Joseph Gardner
Title:	President & CEO

STATE OF Ohio	)
)SS:
COUNTY OF Hamilton	)

Before me, a Notary Public in and for said County and State, personally appeared Joseph Gardner, by me known and by me known to be the President & CEO of Akebia Therapeutics, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “Office Lease” on behalf of said corporation.

WITNESS, my hand and Notarial Seal this 28th day of September, 2009.

ROSE ANDRIACCO	/s/ Rose Andriacco
Notary Public, State of Ohio	Notary Public
My Commission Expires March 8, 2010
(Printed Signature)

My Commission Expires:
My County of Residence:	Clermont

EXHIBIT A

SITE PLAN OF LEASED PREMISES

ISSUED	REVISED
08.13.09 DKW PLAN 1	08.14.09 PJH REV 1
	09.03.09. DKW REV 2
	09.10.09. DKW REV 3
	09.23.09. DKW REV 4

CONFERENCE
OFFICE 12 X 12'-6
OFFICE 12 X 12'-6
OFFICE 12 X 14
OFFICE 12 X 14
OFFICE 12 X 21
OFFICE 12 X 12'-6
OFFICE 12 X 14'-6
OFFICE 12 X 15
OFFICE 12 X 15
FIRE FILES 10'-6 X 11
RECEPTION 17 X 18
CONFERENCE 15 X 20
WORK RM. 10 X 17
COPY/FAX
BREAK 8 X 10'-6
IT 8 X 12
STORAGE 7 X 12
STORAGE 7 X 12

FLOOR PLAN
1/8"=1'-0"

NOTES

1. ALL WORK SHALL BE EXECUTED IN ACCORDANCE WITH THE DUKE CONSTRUCTION INTERIOR FINISH MASTER SPECIFICATIONS, WITH ISSUE DATE OF OCTOBER 3, [illegible].
2. ALL PARTITIONS ARE WALL TYPE "A" UNLESS OTHERWISE NOTED.
3. ALL FURNITURE, EQUIPMENT AND APPLIANCES BY TENANT.
4. ALL DOORS ARE EXISTING UNLESS OTHERWISE NOTED WITH [N].
5. ALL EXISTING CEILING TILE TO BE REUSED. TILES W/ MAJOR DEFECTS WILL BE REPLACED. EXISTING GRID TO BE USED. BENT PIECES WILL BE REPLACED AND HOLES WILL BE PLUGGED.
6. ALL DOORS + FRAMES TO BE REUSED WHERE POSSIBLE. DOORS AND FRAMES W/ SCRATCHES WILL BE TOUCHED UP.
7. ALL LIGHTS AND EXIT DEVICES WILL BE REUSED. ONLY LIGHTS AFFECTED BY NEW CONSTRUCTION WILL BE RELOCATED. BURNT OUT BULBS WILL BE REPLACED.
8. REUSE EXISTING BLINDS. DEFECTIVE BLINDS SHALL BE REPAIRED OR REPLACED.
9. WALLS TO BE PAINTED 2 COATS OF LATEX THROUGHOUT.
10. NEW BUILDING STANDARD CARPET + BASE THROUGHOUT.
11. EXISTING ELECTRICAL AND TELEPHONE OUTLETS TO REMAIN IN THEIR EXISTING LOCATIONS UNLESS OTHERWISE NOTED BY TENANT.
12. IT WILL BE THE RESPONSIBILITY OF THE TENANT TO MOVE ALL FURNITURE, PERSONAL ITEMS, COMPUTER AND ELECTRONIC EQUIPMENT.

WALL LEGEND

INDICATES CONSTRUCTION TO BE REMOVED

INDICATES NEW CONSTRUCTION

INDICATES EXISTING CONSTRUCTION TO BE LEFT UNDISTURBED

[C] SMOKE TIGHT WALL

⊗ INDICATES DOORS INTENDED TO BE A MEANS OF EGRESS.

KEY PLAN
NTS

PRELIMINARY DRAWING - NOT FOR CONSTRUCTION
SPACE HAS NOT BEEN FIELD VERIFIED BY CASLER DESIGN GROUP

CASLER
DESIGN GROUP, INC.
Architecture • Planning • Interior Design
10865 Indeco Drive • Cincinnati, Ohio 45241
(Phone) 513.791.0456 • (Fax) 513.791.7486

AKEBIA THERAPEUTICS, INC.
PFEIFFER PLACE SUITE 510
6,083 RSF

Duke
REALTY CORPORATION

Exhibit A

EXHIBIT A-1

FURNITURE

•	2 Conference Tables currently at Lake Forest Place on the 6th Floor

•	All chairs associated with above conference table currently at Lake Forest Place on the 6th Floor

•	6 miscellaneous chairs from Lake Forest Place on the 6th Floor

Exhibit A-1

EXHIBIT B

TENANT IMPROVEMENTS

1. Landlord’s Obligations. Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner and in compliance with all applicable laws, the Tenant Improvements, in accordance with this Exhibit B.

2. Construction Drawings. On or before the thirtieth (30th) day following the date hereof, Landlord shall prepare and submit to Tenant a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on the scope of work attached as Exhibit B-1 hereto. Tenant shall have five (5) business days after receipt of the CD’s in which to review the CD’s and to give to Landlord written notice of Tenant’s approval of the CD’s or its requested changes to the CD’s. Tenant shall have no right to request any changes to the CD’s that would increase the scope of work or materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the CD’s within five (5) business days after its receipt thereof, Tenant shall be deemed to have approved the CD’s and the same shall thereupon be final. If Tenant requests any changes to the CD’s, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD’s to Tenant. Tenant may not thereafter disapprove the revised portions of the CD’s unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD’s, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the CD’s, and of any revisions thereto, and Landlord in its preparation and revision of CD’s shall at all times, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s in writing within three (3) business days following Landlord’s written request therefor.

3. Schedule and Early Occupancy. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant and Landlord agree to coordinate with each other regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not materially interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the reasonable terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant. Such entry shall not be deemed possession, occupancy or acceptance of the Leased Premises.

Exhibit B

4. Change Orders. Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) business days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

5. Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date.

6. Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items and the warranty provided in Paragraph 9 below.

7. Definitions. For purposes of this Lease (a) “Substantial Completion” (or any grammatical variation thereof) shall mean (i) completion of construction of the Tenant Improvements in accordance with the requirements of this Exhibit B, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy the existence and completion of which will not materially, adversely affect Tenant’s occupancy of the Leased Premises, and (ii) the issuance of a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, if required, and (b) “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) Change Orders (for which the Change Order Memorandum of Agreement provides additional time for completion of the Work less any Change Orders which shorten the time for construction), (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord’s inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

Exhibit B

8. Punch List Items. All punchlist items identified by Landlord and Tenant pursuant to Paragraph 7 shall be completed within thirty (30) days after the joint inspection described in Paragraph 7 or such shorter period as Landlord and Tenant may agree upon in writing.

9. Warranty. Landlord warrants for a period of one (1) year following the Commencement Date that the Tenant Improvements shall be completed in a good and workmanlike manner in accordance with the approved CDs and all applicable legal requirements. Landlord, at its sole cost and expense, shall correct any defective or nonconforming condition of which Tenant gives Landlord written notice prior to expiration of such one (1) year period.

Exhibit B

SCOPE OF WORK | EXHIBIT B-1 | 1:45 PM 8/23/2009

SCOPE OF WORK

TENANT NAME:	AKEBIA THERAPEUTICS
BLD. LOCATION:	PFEIFFER PLACE STE 510
SUITE NUMBER:	510
PROPOSAL DATE:	8/20/2009
REVISED (#) DATE:	8/23/2009
REVISION NUMBER:	1
PROJECT MANAGER:	JOE MAHORNEY
LEASING AGENT:	TODD PEASE
ARCH. DWG. BY:	CASLER
DRAWING DATE:	8-21 dlow rev-1
BUILDING TYPE:	OFFICE
OFFICE - RSF:	6,083
WAREHOUSE - RSF:	
TOTAL - RSF:	6,083

Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work".

General Conditions

PERMITS / FEES		
BUILDING PERMIT (IN BLUE ASH OR HAMILTON COUNTY)	6,083	SF
NOTICE OF COMMENCEMENT	1	LS
CONSTRUCTION INSURANCE	1	LS
SUPERVISION		
SUPERINTENDENT	6	WKS
BUILDING ENGINEER FOR AFTER HOURS WORK	1	EA
MISCELLANEOUS BUILDING COMPONENTS		
MISCELLANEOUS MATERIALS (DUST / FLOOR PROTECTION)	6,083	SF
PROJECT CLEAN-UP		
FINAL CLEAN	6,083	SF
DUMPSTER RENTAL	3	EA
DESIGN FEES		
ARCH. DESIGN DEVELOPMENT FEES (OFFICE & RETAIL)	6,083	SF
ARCHITECTURAL CD'S (OFFICE)	6,083	SF
BLUEPRINTS/PRINTING COSTS	1	EA

Doors

FRAMES/DOORS/HARDWARE		
3' X 6' SOLID CORE PREFINISHED MAHOGANY ENTRY DOOR WITH 3' WIDE GLASS SIDELIGHT / STANDARD HINGES AND A PREFINISHED METAL FRAME.	3	EA
3' X 6' SOLID CORE PREFINISHED MAHOGANY ENTRY DOOR WITH STANDARD HINGES AND A PREFINISHED METAL FRAME.	3	EA
INSTALL DOOR CLOSER	1	EA
3' W X FULL HEIGHT SIDELITES IN EXISTING OFFICES	7	EA
HARDWARE ACCESSORIES		
73K LEVER HANDLE LOCKSET (MEDIUM DUTY).	6	EA
RECORE EXISTING LOCKS WITH NEW KEYS(2) EACH	2	EA

Finishes

GENERAL CONSTRUCTION		
DRYWALL PARTITIONS "A WALL" 9'0" HGHT / 25 GA. 2 1/2" STN-MS / 24" OC / 5/8" DRYW.	79	LF
DRYWALL PARTITIONS "C WALL" 14'0" HGHT / 20 GA. 3 5/8" STE-MS / 24" OC / 5/8" DRYW.	43	LF
EXTEND EXISTING WALLS TO DECK	33	LF
PATCH AND REPAIR EXISTING DRYWALL	1	EA
RE-WORK EXISTING CEILING SYSTEM DUE TO NEW CONSTRUCTION	572	SF
WALL FINISHES		
TOUCH-UP DOORS	12	EA
PAINT WALLS WITH TWO COATS OF LATEX PAINT	11,844	SF
FLOOR FINISHES		

AKEBIA THERAPEUTICS STE 510.xls | Page 1 of 3 | DUKE CONSTRUCTION

Exhibit B-1

Exhibit B-1

SCOPE OF WORK EXHIBIT "B" 1:48 PM 9/23/2009

SPECIALTY LIGHTING
SECURITY ACCESS
DEDICATED COOLING
FURNITURE

QUALIFICATIONS:
1. ABOVE COSTS ARE BASED ON WORK BEING PERFORMED DURING NORMAL WORKING HOURS

2. IT WILL BE THE RESPONSIBILITY OF THE TENANT TO MOVE ALL FURNITURE, PERSONAL ITEMS, COMPUTERS ELECTRONIC AND COMMUNICATION EQUIPMENT UNLESS OTHERWISE NOTED IN THE ABOVE SCOPE.

ALTERNATES:

ADD 3' SIDELITES – $1,070.00 EACH

CUSTOMER TO PAY:

If applicable, LANDLORD TO PAY:
Customer will pay to Duke the "Lump sum as stipulated above" (the "Contract Sum").

OWNER SIGNATURE:

DUKE CONSTRUCTION LIMITED PARTNERSHIP
By: Duke Business Centers Corporation, its general partner

Signed:

Printed:

Title:

DATE:

CUSTOMER SIGNATURE:

AKEBIA THERAPEUTICS

Signed:

Printed:

Title:

DATE:

SEND PAYMENT TO THE FOLLOWING ADDRESS:
DUKE CONSTRUCTION
75 REMITTANCE DRIVE
SUITE 3230
CHICAGO, IL 60675-3230

REFERENCE THE FOLLOWING INFORMATION ON CHECK FOR PROPER ALLOCATION:
TENANT FINISH
AKEBIA THERAPEUTICS
PFEIFFER PLACE STE 510

CUSTOMER BILLING INFORMATION:
(Note: Project can not be started until this information is complete)
(Please print or type)
INVOICE DESTINATION ADDRESS:

CONTACT REGARDING BILLING: ______________________

CONTACT PHONE #: ______________________

CONTACT E-MAIL ADDRESS: ______________________

This Proposal is subject to the "Terms and Conditions" attached to this document. This Proposal will be void unless signed above by Customer and delivered to Duke within (60) calendar days from the "Proposal Date" above.

AKEBIA THERAPEUTICS STE 510.xls Page 3 of 3 DUKE CONSTRUCTION

Exhibit B-1

EXHIBIT C

LETTER OF UNDERSTANDING

Duke Realty Ohio

Attention: Vice President, Asset Management and Customer Service

4555 Lake Forest Drive, Suite 400

Cincinnati, OH 45242

RE:	Lease Agreement between Duke Realty Ohio, an Indiana general partnership
(“Landlord”) and (“Tenant”) for the Leased Premises
located at , ,
(the “Leased Premises”), dated , 200 (the “Lease”).

Dear                                                              :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Commencement Date under the Lease is .

2.	The rent commencement date is .

3.	The expiration date of the Lease is .

4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.	The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6.	To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this      day of                     , 2009.

,

a(n) ______________________________

By:

Printed Name:

Title:

EXHIBIT: NOT FOR EXECUTION

Exhibit C

EXHIBIT D

[Intentionally Omitted

Exhibit D

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant.

5. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building (except for nails for the display of artwork). No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord, The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

7. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

Exhibit E

8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours that Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to Landlord and under Landlord’s supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

14. The business hours for the Building shall be 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding legal holidays. Landlord reserves the right to require all persons entering the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturday, Sunday and legal holidays to register with Landlords security personnel. Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

Exhibit E

15. No tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord. Any persons employed by any tenant to do janitorial work or other work in the Leased Premises shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of Landlord (but not as an agent or servant of Landlord), and tenant shall be responsible for all acts of such persons.

16. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

17. All office equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

18. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

19. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

20. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

21. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

22. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

23. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles except to the extent arising out of the negligence or willful misconduct of Landlord, the managing agent or any of their respective partners, directors, officers, agents or employees.

24. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

Exhibit E

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein, subject to the terms of the Lease.

Exhibit E

EXHIBIT F

Intentionally Omitted

EXHIBIT G

2009 CLEANING SPECIFICATIONS FOR

DUKE REALTY CORPORATION, CINCINNATI, OHIO

This specification is designed to provide 5 day(s)/week janitorial maintenance service. These cleaning requirements will provide a consistent level of quality for the areas listed below.

AIRLOCK—HARD SURFACE

DAILY SERVICE: Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Empty trash containers and carry trash to pick-up area. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Using a flat mop, mop all stains and spills.

WEEKLY SERVICE: Using a flat mop, damp mop entire area.

MONTHLY SERVICE: Machine scrub hard surface floor. Vacuum HVAC louvers.

YEARLY SERVICE: Dust ceiling light lenses.

BREAK/COFFEE AREA—CARPET

DAILY SERVICE: Using approved spotter, spot clean carpeted area. Using a damp microfiber wipe dust all horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Empty all trash containers check liners, change if soiled. (This will result in changing liners no less than weekly.) Collect all trash and place in designated area. Refill soap and paper towel dispensers. Clean and sanitize all sinks and wipe dry. Vacuum all carpeted traffic lane areas.

WEEKLY SERVICE: Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas. Dust all low reach areas.

NOTE:	Vacuuming is accomplished, in most cases, by a combination of tasks FULL—TRAFFIC—DETAIL—SPOT. Combined, they provide the vacuuming required.

NOTE:	Hard Surface floor maintenance requires a combination of tasks. By combining Spray Buffing, Scrub and Re-coating and then Strip and Refinishing you receive the consistent quality cleaning level required.

MONTHLY SERVICE: Dust all high reach areas. Vacuum HVAC louvers.

QUARTERLY SERVICE: Extract carpets using an automatic extractor.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

DINING AREA—HARD SURFACE

DAILY SERVICE: Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Using a flat mop, mop all stains and spills. Clean both sides of all glass doors and side glass. Dust all accessible horizontal surfaces. Empty all trash containers check liners, change if soiled. (This will result in changing liners no less than weekly.) Collect all trash and place in designated area.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

Exhibit G

WEEKLY SERVICE: Using a high speed floor machine spray buff all hard surface area. Dust high and low areas (e.g., pictures, clocks, partition tops).

MONTHLY SERVICE: Dust all window blinds. Polish all wood furniture surfaces with approved polish. Vacuum HVAC louvers. Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

EVERY OTHER MONTH SERVICE: Strip hard surface floor and recoat with three coats of floor polish.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

KITCHENETTES—HARD SURFACE

DAILY SERVICE: Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Using a flat mop, damp mop entire area. Using a damp microfiber wipe dust all horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Empty all trash containers check liners, change if soiled. (This will result in changing liners no less than weekly.) Collect all trash and place in designated area. Refill soap and paper towel dispensers. Clean and sanitize all sinks and wipe dry.

WEEKLY SERVICE: Dust all low reach areas.

TWICE/MONTH SERVICE: Using a high speed floor machine spray buff all hard surface area.

MONTHLY SERVICE: Dust all window blinds. Dust all high reach areas. Vacuum HVAC louvers.

EVERY OTHER MONTH SERVICE: Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

YEARLY SERVICE: Strip hard surface floor and recoat with three coats of floor polish

OFFICES—CARPET

DAILY SERVICE: Empty recyclable and regular trash containers; replace correct color liners in containers as necessary. Collect all trash and place in designated area. Using approved spotter, spot clean carpeted area. Spot clean partition and door glass. Spot vacuum to remove visible soil.

TWICE/WEEK SERVICE: Dust all furniture, fixtures, equipment and accessories.

WEEKLY SERVICE: Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Dust all chair and table legs and rungs, baseboards, ledges, moldings, and other low reach areas.

MONTHLY SERVICE: Dust all surfaces above normal reach including sills, ledges moldings, shelves, door frames, pictures and vents. Clean both sides of all glass doors and side glass. Clean all partition glass. Dust all window blinds. Spot clean telephones and sanitize receivers. Vacuum HVAC louvers.

YEARLY SERVICE: Dust ceiling light lenses. Extract carpets using an automatic extractor.

OFFICE AISLES—CARPET

DAILY SERVICE: Fully vacuum floors from wall to wall with battery powered wide vacuum. Using approved spotter, spot clean carpeted area.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

WEEKLY SERVICE: Dust all low reach areas.

MONTHLY SERVICE: Dust all high reach areas. Wipe clean all baseboards. Extract carpets using an automatic extractor.

QUARTERLY SERVICE: Vacuum HVAC louvers.

Exhibit G

RECEPTION/WAITING AREA—CARPET

DAILY SERVICE: Fully vacuum all carpets from wall to wall. Using approved spotter, spot clean carpeted area. Clean and polish all bright metal work. Dust all accessible horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Collect all trash and place in designated area. Vacuum walk-off mats in Waiting Area. Vacuum all carpeted traffic lane areas in Waiting Area.

WEEKLY SERVICE: Dust all low reach areas. Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas in Waiting Area. Clean both sides of all glass doors and side glass. Dust high and low areas (e.g., pictures, clocks, partition tops) in Waiting Area. Vacuum all furniture.

MONTHLY SERVICE: Dust all high reach areas. Vacuum HVAC louvers.

QUARTERLY SERVICE: Extract carpets using an automatic extractor in Waiting Area.

TWICE/YEAR SERVICE: Dust ceiling light lenses in Waiting Room. Extract carpets using an automatic extractor in Reception Area.

LOBBY—HARD SURFACE

DAILY SERVICE: Using a hard surface floor foot tool, and a hcpa filter vacuum all hard surface floor area. Clean and polish all bright metal work. Spot clean door glass and side glass. Dust all accessible horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Empty all trash containers check liners, change if soiled. (This will result in changing liners no less than weekly.) Collect all trash and place in designated area. Using a flat mop, mop all stains and spills.

WEEKLY SERVICE: Using a flat mop, damp mop entire area. Using a high speed floor machine spray buff all hard surface area. Clean both sides of all glass doors and side glass. Dust all low reach areas. Vacuum all furniture.

MONTHLY SERVICE: Dust all window blinds. Dust all high reach areas. Vacuum HVAC louvers.

EVERY OTHER MONTH SERVICE: Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

YEARLY SERVICE: Strip hard surface floor and recoat with three coats of floor polish. Wash all walls using machine.

LOBBY/RECEPTION—CARPET

DAILY SERVICE: Fully vacuum all carpets from wall to wall in Lobby. Using approved spotter, spot clean carpeted area. Clean and polish all bright metal work in Lobby. Clean information booth to include dusting, spot cleaning to remove visible soil, empty and remove trash and clean telephone in Lobby. Spot clean door glass and side glass. Dust all accessible horizontal surfaces in Lobby/Reception area. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Collect all trash and place in designated area.

WEEKLY SERVICE: Clean both sides of all glass doors and side glass. Dust all low reach areas. Vacuum all furniture.

MONTHLY SERVICE: Dust all high reach areas in Lobby/Reception area. Vacuum HVAC louvers.

TWICE/YEAR SERVICE: Extract carpets using an automatic extractor in Lobby/Reception area.

Exhibit G

CORRIDORS—CARPET

DAILY SERVICE: Fully vacuum floors from wall to wall with battery powered wide vacuum. Using approved spotter, spot clean carpeted area. Clean and polish all drinking fountains.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

MONTHLY SERVICE: Dust all window blinds. Dust high and low areas (e.g., pictures, clocks, partition tops). Vacuum HVAC louvers.

QUARTERLY SERVICE: Extract carpets using an automatic extractor.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

CLASS ROOMS—CARPET

DAILY SERVICE: Using approved spotter, spot clean carpeted area. Empty all trash containers and remove trash to designated area. Clean dry-erase marker boards and trays when requested.

149/YR SERVICE: Spot vacuum to remove visible soil.

TWICE/WEEK SERVICE: Dust all accessible horizontal surfaces.

WEEKLY SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Vacuum all carpeted traffic lane areas. Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas.

MONTHLY SERVICE: Dust all low reach areas. Vacuum HVAC louvers.

QUARTERLY SERVICE: Dust all high reach areas.

CONFERENCE/TRAINING ROOMS—CARPET

DAILY SERVICE: Using approved spotter, spot clean carpeted area. Spot clean partition and door glass. Clean dry-erase marker boards and trays when requested. Dust all accessible horizontal surfaces. Empty recyclable and regular trash containers; replace correct color liners in containers as necessary. Collect all trash and place in designated area.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

TWICE/WEEK SERVICE: Spot vacuum to remove visible soil. Vacuum all carpeted traffic lane areas.

WEEKLY SERVICE: Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas in Conference Room. Fully vacuum all carpets from wall to wall in Training Room. Dust all low reach areas.

MONTHLY SERVICE: Clean all partition glass. Clean both sides of all glass doors and side glass in Conference Room. Dust all window blinds. Dust all high reach areas. Spot clean telephones and sanitize receivers. Vacuum HVAC louvers.

QUARTERLY SERVICE: Extract carpets using an automatic extractor.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

COMPUTER ROOMS—CARPET

DAILY SERVICE: Empty recyclable and regular trash containers; replace correct color liners in containers as necessary. Collect all trash and place in designated area. Dust all furniture, fixtures, equipment and accessories. Using approved spotter, spot clean carpeted area.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

Exhibit G

TWICE/WEEK SERVICE: Spot vacuum to remove visible soil. Vacuum all carpeted traffic lane areas.

WEEKLY SERVICE: Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas. Dust all chair and table legs and rungs, baseboards, ledges, moldings, and other low reach areas.

MONTHLY SERVICE: Dust all surfaces above normal reach including sills, ledges moldings, shelves, door frames, pictures and vents. Spot clean telephones and sanitize receivers. Vacuum HVAC louvers.

TWICE/YEAR SERVICE: Extract carpets using an automatic extractor.

YEARLY SERVICE: Dust ceiling light lenses.

COMPUTER ROOMS—RAISED TILE

DAILY SERVICE: Empty recyclable and regular trash containers; replace correct color liners in containers as necessary. Collect all trash and place in designated area. Dust all furniture, fixtures, equipment and accessories. Spot clean all partition glass. Spot clean door glass and side glass. Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Using a flat mop, mop all stains and spills.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

WEEKLY SERVICE: Dust all chair and table legs and rungs, baseboards, ledges, moldings, and other low reach areas.

MONTHLY SERVICE: Dust all surfaces above normal reach including sills, ledges moldings, shelves, door frames, pictures and vents. Clean both sides of all glass doors and side glass. Clean all partition glass. Dust all window blinds. Spot clean telephones and sanitize receivers. Vacuum HVAC louvers.

QUARTERLY SERVICE: Dry buff all hard surface floors using a standard floor machine.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

YEARLY SERVICE: Raise all tiles in computer area in order to detail vacuum. Using tank vacuum or back pack, vacuum under computer floor panels.

COPY/FILE ROOMS—CARPET

DAILY SERVICE: Using approved spotter, spot clean carpeted area. Clean dry-erase marker boards and trays when requested. Dust all accessible horizontal surfaces. Empty recyclable and regular trash containers; replace correct color liners in containers as necessary. Collect all trash and place in designated area.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

TWICE/WEEK SERVICE: Spot vacuum to remove visible soil. Vacuum all carpeted traffic lane areas.

WEEKLY SERVICE: Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all carpeted areas. Dust all low reach areas.

MONTHLY SERVICE: Dust all window blinds. Dust all high reach areas. Vacuum HVAC louvers.

TWICE/WEAR SERVICE: Extract carpets using an automatic extractor. Dust ceiling light lenses.

RESTROOMS/SHOWER—TILE

DAILY SERVICE: Refill dispensers, empty trash, clean and sanitize all restroom fixtures, wipe all counters, clean mirrors, wipe chrome, spot wipe partitions, vacuum and damp mop floors using a germicidal cleaner. Empty all sanitary waste receptacles. Place water in floor drains. Fully clean all showers.

Exhibit G

MONTHLY SERVICE: Dust and clean all exhaust air vents. Wash all restroom partitions on both sides. Machine scrub all restroom floors using germicidal detergent.

YEARLY SERVICE: Machine wash all ceramic tile walls.

ELEVATOR LOBBY—CARPET

DAILY SERVICE: Fully vacuum floors from wall to wall with battery powered wide vacuum. Using approved spotter, spot clean carpeted area. Vacuum all elevator threshold plates to remove all debris.

THREE TIMES/WEEK SERVICE: Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

WEEKLY SERVICE: Dust all low reach areas. Polish threshold plates in front of each elevator entry.

MONTHLY SERVICE: Dust all high reach areas. Vacuum HVAC louvers.

EVERY OTHER MONTH SERVICE: Extract carpets using an automatic extractor.

ELEVATOR LOBBY—HARD SURFACE

DAILY SERVICE: Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Clean and polish all bright metal work. Dust all accessible horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Collect all trash and place in designated area. Using a flat mop, mop all stains and spills.

WEEKLY SERVICE: Using a flat mop, damp mop entire area. Using a high speed floor machine spray buff all hard surface area. Dust all low reach areas.

MONTHLY SERVICE: Dust all high reach areas. Vacuum HVAC louvers. Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

YEARLY SERVICE: Strip hard surface floor and recoat with three coats of floor polish.

ELEVATORS—HARD SURFACE

DAILY SERVICE: Completely clean and damp mop hard floor elevator.

WEEKLY SERVICE: Spray buff hard surface elevator.

MONTHLY SERVICE: Machine scrub and recoat hard floor elevator.

JANITOR CLOSETS—HARD SURFACE

DAILY SERVICE: Clean and arrange all equipment in janitor closet each night and empty vacuum cleaner bags, check belts; sweep and spot mop floor.

SHIPPING & RECEIVING—CONCRETE

DAILY SERVICE: Using a hard surface floor foot tool, and a hepa filter, vacuum all hard surface floor area. Empty recyclable and regular trash containers; replace correct color liners in containers as necessary. Collect all trash and place in designated area. Using a flat mop, mop all stains and spills.

WEEKLY SERVICE: Machine scrub hard surface floor. Dust all accessible horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains.

Exhibit G

MONTHLY SERVICE: Dust high and low areas (e.g., pictures, clocks, partition tops). Vacuum HVAC louvers.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

STAIRS—HARD SURFACE

DAILY SERVICE: Vacuum stairs, dust railings, ledges and spot clean.

WEEKLY SERVICE: Damp mop stairs, dust railings, ledges and spot clean.

STORAGE ROOMS—TILE

DAILY SERVICE: Empty all trash containers check liners, change if soiled. (This will result in changing liners no less than weekly.) Collect all trash and place in designated area.

MONTHLY SERVICE: Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Using a flat mop, mop all stains and spills. Dust high and low areas (e.g., pictures, clocks, partition tops). Dust all accessible horizontal surfaces. Spot clean all horizontal and vertical surfaces removing dust, fingerprints, smudges and stains. Vacuum HVAC louvers.

QUARTERLY SERVICE: Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

TWICE/YEAR SERVICE: Dust ceiling light lenses.

YEARLY SERVICE: Strip hard surface floor and recoat with three coats of floor polish.

MECHANICAL/ELECTRICAL/TELEPHONE ROOMS—HARD SURFACE

MONTHLY SERVICE: Using a hard surface floor foot tool, and a hepa filter vacuum all hard surface floor area. Using a flat mop, mop all stains and spills.

QUARTERLY SERVICE: Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

Exhibit G

AGENCY DISCLOSURE STATEMENT

The real estate agent who is providing you with this form is required to do so by Ohio law. You will not be bound to pay the agent or the agent’s brokerage by merely signing this form. Instead, the purpose of this form is to confirm that you have been advised of the role of the agent(s) in the transaction proposed below. (For purposes of this form, the term “seller” includes a landlord and the term “buyer” includes a tenant.)

Property Address: 10300 Alliance Rd Suite 510

Buyer(s): Akebia Therapeutics, Inc.

Seller(s): Duke Realty Ohio

I. TRANSACTION INVOLVING TWO AGENTS IN TWO DIFFERENT BROKERAGES

The buyer will be represented by	Peter Snow,	and	Colliers.
	AGENT(S)		BROKERAGE

The seller will be represented by	Todd Pease,	and	Duke Realty Services, LLC.
	AGENT(S)		BROKERAGE

II. TRANSACTION INVOLVING TWO AGENTS IN THE SAME BROKERAGE

If two agents in the real estate brokerage                                                                                                    represent both the buyer and the seller, check the following relationship that will apply:

☐	Agent(s) work(s) for the buyer and
Agent(s) work(s) for the seller. Unless personally involved in the transaction, the broker and managers will be “dual agents”, which is further explained on the back of this form. As dual agents they will maintain a neutral position in the transaction and they will protect all parties’ confidential information.

☐	Every agent in the brokerage represents every “client” of the brokerage. Therefore, agents and will be working for both the buyer and seller as “dual agents”. Dual agency is explained on the back of this form. As dual agents they will maintain a neutral position in the transaction and they will protect all parties’ confidential information. Unless indicated below, neither the agent(s) nor the brokerage acting as a dual agent in this transaction has a personal, family or business relationship with either the buyer or seller. If such a relationship does exist, explain:

.

III. TRANSACTION INVOLVING ONLY ONE REAL ESTATE AGENT

Agent(s)                                                                           and real estate brokerage                                                                           will

☐	be “dual agents” representing both parties in this transaction in a neutral capacity. Dual agency is further explained on the back of this form. As dual agents they will maintain a neutral position in the transaction and they will protect all parties’ confidential information. Unless indicated below, neither the agent(s) nor the brokerage acting as a dual agent in this transaction has a personal, family or business relationship with either the buyer or seller. If such a relationship does exist, explain:

.

☐	represent only the (check one) ☐ seller or ☐ buyer in this transaction as a client. The other party is not represented and agrees to represent his/her own best interest. Any information provided the agent may be disclosed to the agent’s client.

CONSENT

I (we) consent to the above relationships as we enter into this real estate transaction. If there is a dual agency in this transaction, I (we) acknowledge reading the information regarding dual agency explained on the back of this form.

/s/ Joseph Gardner	9/28/09	/s/ Jon C. Burger	9/29/09
BUYER/TENANT	DATE	SELLER/LANDLORD	DATE

BUYER/TENANT	DATE	SELLER/LANDLORD	DATE

Page 1 of 2	Effective 01/01/05

DUAL AGENCY

Ohio law permits a real estate agent and brokerage to represent both the seller and buyer in a real estate transaction as long as this is disclosed to both parties and they both agree. This is known as dual agency. As a dual agent, a real estate agent and brokerage represent two clients whose interests are, or at times could be, different or adverse. For this reason, the dual agent(s) may not be able to advocate on behalf of the client to the same extent the agent may have if the agent represented only one client.

As a dual agent, the agent(s) and brokerage shall:

•	Treat both clients honestly;

•	Disclose latent (not readily observable) material defects to the purchaser, if known by the agent(s) or brokerage;

•	Provide information regarding lenders, inspectors and other professionals, if requested;

•	Provide market information available from a property listing service or public records, if requested;

•	Prepare and present all offers and counteroffers at the direction of the parties;

•	Assist both parties in completing the steps necessary to fulfill the terms of any contract, if requested.

As a dual agent, the agent(s) and brokerage shall not:

•	Disclose information that is confidential, or that would have an adverse effect on one party’s position in the transaction, unless such disclosure is authorized by the client or required by law;

•	Advocate or negotiate on behalf of either the buyer or seller;

•	Suggest or recommend specific terms, including price, or disclose the terms or price a buyer is willing to offer or that a seller is willing to accept;

•	Engage in conduct that is contrary to the instructions of either party and may not act in a biased manner on behalf of one party.

Compensation: Unless agreed otherwise, the brokerage will be compensated per the agency agreement.

Management Level Licensees: Generally the broker and managers in a brokerage also represent the interests of any buyer or seller represented by an agent affiliated with that brokerage. Therefore, if both buyer and seller are represented by agents in the same brokerage, the broker and manager are dual agents. There are two exceptions to this. The first is where the broker or manager is personally representing one of the parties. The second is where the broker or manager is selling or buying his own real estate. These exceptions only apply if there is another broker or manager to supervise the other agent involved in the transaction.

Responsibilities of the Parties: The duties of the agent and brokerage in a real estate transaction do not relieve the buyer and seller from the responsibility to protect their own interests. The buyer and seller are advised to carefully read all agreements to assure that they adequately express their understanding of the transaction. The agent and brokerage are qualified to advise on real estate matters. IF LEGAL OR TAX ADVICE IS DESIRED, YOU SHOULD CONSULT THE APPROPRIATE PROFESSIONAL.

Consent: By signing on the reverse side, you acknowledge that you have read and understand this form and are giving your voluntary, informed consent to the agency relationship disclosed. If you do not agree to the agent(s) and/or brokerage acting as a dual agent, you are not required to consent to this agreement and you may either request a separate agent in the brokerage to be appointed to represent your interests or you may terminate your agency relationship and obtain representation from another brokerage.

Any questions regarding the role or responsibilities of the brokerage or its agents should be directed to an attorney or to:

Ohio Department of Commerce Division of Real Estate & Professional Licensing 77 S. High Street, 20th Floor Columbus, OH 43215-6133 (614) 466-4100

Page 2 of 2	Effective 01/01/05

CWP/LMS/ck

04/22/10

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “Amendment”) is executed this 23rd day of April, 2010, by and between DUKE REALTY OHIO, an Indiana general partnership (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a certain lease dated September 29, 2009, (the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 6,083 rentable square feet of space (the “Original Premises”) known as Suite 510 in an office building commonly known as Pfeiffer Place, located at 10300 Alliance Road, Cincinnati, Ohio 45242; and

WHEREAS, Landlord has exercised its right to relocate Tenant in accordance with Article 14 of the Lease; and

WHEREAS, Landlord and Tenant desire to expand and relocate the Original Premises to approximately 7,580 rentable square feet of space known as Suite 420 in an office building commonly known as The Landings of Blue Ash II, located at 9987 Carver Road, Cincinnati, Ohio 45242 (the “Relocation Space”); and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion, relocation, extension, changes and additions to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2. Amendment of Section 1.01. Basic Lease Provisions and Definitions.

(a) Commencing (i) June 21, 2010; (ii) such later date upon which the Tenant Improvements described in Exhibit B-2 hereof are Substantially Completed (as hereinafter defined); or (iii) such earlier date as Tenant begins conduct of its business in any part of the Relocation Space (the Relocation Date”), Section 1.01 of the Lease is hereby amended by incorporating Exhibit A-2, attached hereto and incorporated herein by reference, on which the Relocation Space is depicted in lieu of Exhibit A to the Lease, which is hereby deleted. Hereinafter, the Original Premises less the Relocation Space shall be referred to as the “Leased Premises”.

(b) Commencing on the Relocation Date, Section 1.01 of the Lease is further amended by deleting subsections (a), (b), (c), (d), (e), (j) and (l) and substituting the following in lieu thereof:

“(a)	Leased Premises (shown on Exhibit A-2 attached hereto): Suite 420 of the Building commonly known as The Landings of Blue Ash, Building II (the “Building”), located at 9987 Carver Road, Cincinnati, Ohio 45242 within The Landings of Blue Ash Business Park (the “Park”).

(b)	Rentable Area: approximately 7,580 rentable square feet;

The Rentable Area includes the square footage within the Leased Premises plus a pro rata portion of the square footage of the common areas within the Building, as reasonably determined by Landlord.

(c)	Tenant’s Proportionate Share: 3.46%*.

*	Tenant’s Proportionate Share is calculated using the square footage of the Original Premises so that Tenant’s costs hereunder shall not increase, in accordance with Article 14 of the Lease.

(d)	Minimum Annual Rent***:

Relocation Date – Month 5	$0.00	(5 months)**
Months 6 – 11	$30,926.40	(6 months)
Months 12 – 23	$77,619.24	per year
Months 24 – 35	$79,590.00	per year
Months 36 – 47	$81,636.60	per year
Months 48 – 59	$83,683.20	per year.

(e)	Monthly Rental Installments***:

Relocation Date – Month 5	$0.00	per month **
Months 6 – 11	$5,154.40	per month
Months 12 – 23	$6,468.27	per month
Months 24 – 35	$6,632.50	per month
Months 36 – 47	$6,803.05	per month
Months 48 – 59	$6,973.60	per month.

**	During such period of free rent, Tenant shall pay the Annual Rental Adjustment and, if any, Additional Rent.
***	The rental rates set forth herein for the Leased Premises reflect the rental rates Tenant was paying for the Original Premises, less $0.25 per square foot per year, which Landlord represents is the difference in Operating Expenses at Pfeiffer Place (estimated to be $8.93 per square foot for 2010) and Operating Expenses at Landings II (estimated to be $9.18 per square foot for 2010).

(j)	Broker: None representing Tenant.

(l)	Address for payments and notices are as follows:

Landlord:	Duke Realty Ohio
c/o Duke Realty Corporation
Attn: Cincinnati Office Market, Vice President,
Asset Management and Customer Service
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242

With Rental Payments to:	Duke Realty Ohio
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant:	Akebia Therapeutics, Inc.
9987 Carver Road, Suite 420
Cincinnati, OH 45242.

3. Amendment of Section 2.02. Construction of Tenant Finish Improvements. Section 2.02 of the Lease is hereby amended by incorporating the following:

“Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except as otherwise set forth in the Lease, as amended from time to time, and except to perform and complete the work on the tenant finish improvements designated as Landlord’s obligations in the attached Exhibit B-2 (the “Tenant Improvements”). The Tenant Improvements shall be completed at Landlord’s sole cost and expense, in accordance with Article 14 of the Lease and Tenant’s relocation from the Original Premises to the Leased Premises shall otherwise be in accordance with Article 14 of the Lease.”

4. Amendment of Section 3.06. Maximum Increase in Operating Expenses. Commencing on the Relocation Date, “2010” in the last sentence of Section 3.06 of the Lease is hereby deleted and “2011” shall be substituted in lieu thereof.

5. Amendment of Section 11.01. Assignment and Sublease. Section 11.01 (b) of the Lease is hereby amended by deleting “current tenant at the Building” in clause (iv) and by substituting “current tenant at the Park” in lieu thereof.

6. Amendment of Article 14. Landlord’s Right to Relocate Tenant. Article 14 of the Lease is hereby amended by inserting “After June 20, 2012, subject to the lease of Citicorp North America, Inc.,” at the beginning of such Article.

7. Incorporation of Section 16.21. Right of First Refusal. The following is hereby incorporated as Section 16.21 of the Lease.

“Section 16.21. Right of First Refusal.

(a) Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Refusal Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have a one-time right of first refusal (“Refusal Option”) to lease additional space in on the fourth (4th) floor of the Building located contiguous to the Leased Premises (“Refusal Space”). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror (“Bona Fide Offer”) and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have five (5) business days after Tenant receives Landlord’s Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord’s Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other third party. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are set forth in the Bona Fide Offer and herein.

(b) If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within ten (10) days following Tenant’s exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror or any other third party.”

8. Surrender of Original Premises. Tenant hereby agrees to surrender the Original Premises to Landlord on or before the Relocation Date in accordance with the terms of Section 2.03 of the Lease. Provided Tenant surrenders the Original Premises as provided herein, Tenant’s obligation to pay rent for the Original Premises shall terminate on the Relocation Date; provided that Tenant shall continue to be liable for rent obligations accruing prior to the Relocation Date. In the event, however, that Tenant fails to deliver the Original Premises to Landlord in accordance with this paragraph before the Relocation Date, in addition to any other rights and remedies that Landlord has under the Lease, Tenant shall pay rent for the Original Premises in accordance with Section 2.04 of the Lease until Tenant delivers the Original Premises to Landlord in accordance with this paragraph.

9. Contingency. The parties acknowledge and agree that this Amendment is contingent upon Landlord entering into an agreement with a third party to lease the Original Premises. In the event this contingency is not satisfied, upon written notice from Landlord, this Amendment shall be void and of no further force or effect, and the Lease shall continue in full force and effect. Landlord shall make reasonable efforts and exercise due diligence to enter into such agreement and shall promptly notify Tenant if Landlord is unable to enter into such agreement. The contingency set forth in this Paragraph 9 shall be deemed satisfied unless Landlord notifies Tenant that it has waived such contingency on or before the Relocation Date.

10. Broker. Tenant represents and warrants that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

11. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

12. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

13. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

14. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

15. Landlord’s Obligations. Nothing in this Amendment shall relieve Landlord of its obligations pursuant to Article 14 of the Lease. Landlord shall pay for all reasonable third party expenses incurred in connection with, and caused by, such relocation (including, but not limited to, moving expenses, reasonable supplies of stationery, business cards and other similar “address-sensitive” supplies, all build-out costs, and costs to set up work equipment and areas) (collectively, the “Relocation Costs”) and to relocate Tenant at such time as to reasonably minimize any business disruption to Tenant, including moving over weekends as necessary. The parties hereby acknowledge and agree that Landlord has contracted with a third party relocation company known as Relocation Strategies to complete Tenant’s relocation from the Original Premises to the Relocation Space.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD: DUKE REALTY OHIO, an Indiana general partnership

By:	Duke Realty Limited Partnership, a general partner

	By:	Duke Realty Corporation, its general partner

		By:	/s/ Jon C. Burger
Jon C. Burger Senior Vice President Cincinnati Group

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Jon C. Burger, by me known and by me known to be the Senior Vice President, Cincinnati Group of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, a general partner of Duke Realty Ohio, an Indiana general partnership, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said partnership.

WITNESS my hand and Notarial Seal this 23rd day of April, 2010.

Rose Andriacco	/s/ Rose Andriacco
Notary Public, State of Ohio	Notary Public
My Commission Expires March 8, 2015
(Printed Signature)

My Commission Expires:
My County of Residence:	Clermont

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

TENANT: AKEBIA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Joseph Gardner
Printed:	Joseph Gardner
Title:	President & CEO

STATE OF Ohio	)
) SS:
COUNTY OF Hamilton	)

Before me, a Notary Public in and for said County and State, personally appeared Joseph Gardner, by me known and by me known to be the President & CEO of Akebia Therapeutics, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 23rd day of April, 2010.

/s/ Kim A. Knuckey
Notary Public
Kim A. Knuckey
(Printed Signature)

KIM A. KNUCKEY
Notary Public, State of Ohio
My Commission Expires 10-18-10

My Commission Expires:	10/18/10
My County of Residence:	Clark

EXHIBIT A-2

LEASED PREMISES

SUITE 400
CIBER, INC.
SUITE 420
SUITE 450
WOOLPERT
FLOOR PLAN
NTS
THE LANDINGS II
FOURTH FLOOR
37,104 RSF
Duke
BASE SHEET
SCALE: NTS
1/18/10

Page 1 of 1

EXHIBIT B-2

TENANT IMPROVEMENTS

1. Landlord’s Obligations. Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind except as otherwise set forth in the Lease, as amended from time to time, and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, based on the space plan attached hereto as Exhibit B-3 and made a part hereof.

2. Letter of Understanding. Promptly following Landlord’s completion of the work on the Tenant Improvements, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C-l and made a part hereof, acknowledging, among other things, that, except for any punchlist items, Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, then, subject to Section 1 above, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items and the warranty provided in Paragraph 5 below.

3. Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Landlord’s completion of the work on the Tenant Improvements. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises prior to Landlord’s completion of the work on the Tenant Improvements in order to install fixtures and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to Landlord’s completion of the work on the Tenant Improvements (a) Tenant shall comply with all terms and conditions of this Lease, (b) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the reasonable terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business in the Leased Premises. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

4. Warranty. Landlord warrants, for a period of one (1) year after the Relocation Date, that the Tenant Improvements shall be completed in a good and workmanlike manner in accordance with the space plan and scope of work and all applicable legal requirements. Landlord, at its sole costs and expense shall correct any defective or nonconforming condition of which Tenant gives Landlord written notice prior to the expiration of such one (1) year period

5. Punchlist Items. All punchlist items identified by Landlord and Tenant pursuant to Paragraph 7 shall be completed within thirty (30) days after the joint inspection described in Paragraph 7 or such shorter period as Landlord and Tenant may agree upon in writing.

6. Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion (as hereinafter defined) of the Tenant Improvements is delayed as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Relocation Date,

Exhibit B-2

Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before June 21, 2010.

7. Definitions. For purposes of this Amendment (a) “Substantial Completion” (or any grammatical variation thereof) shall mean (i) completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy, the existence and completion of which will not materially adversely affect Tenant’s occupancy of the Leased Premises, and (ii) a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, if required, and (b) “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iii) Landlord’s inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (iv) any other act or omission of Tenant.

Exhibit B-2

CLOSET
WOOD DOORS W/ FULL LITES
STORAGE
6'-6 x 10
OFFICE
RECEPTION
14 X 30
2 RECESSED WALLWASHERS
CORR
FIRE FILES/STOR
CORE DRILL FOR POWER & DATA TO WORKSTATIONS
5'-8" SIDELIGHTS TYPICAL
OFFICE
12'-6 X 15
HERCULITE GLASS SYSTEM RELOCATED FROM EXISTING SPACE WITH AN ADDED 3'-0" OF GLASS
SINK, BASE & WALL CABINETS W/ DISHWASHER
CONFERENCE
16'-6 X 20
BREAK RM.
12'-6 X 16
WORKROOM
13'-6 X 17
OPEN OFFICE
6 RECESSED CAN LIGHTS ON A DIMMER
CORE DRILL FOR POWER & DATA TO TABLE
COUNTER TOP
STORAGE
11'-6 X 16
6 X 5 WORKSTATIONS BY TENANT TYP
HERCULITE DOOR & SIDELIGHT RELOCATED FROM EXISTING SPACE
VENTED DOOR W/ COMBINATION LOCK
IT
7 X 9'-6
PROVIDE POWER FOR TENANTS WALL MOUNTED TV SCREEN
OFFICE
11'-6 X 14
12 X 14
15 x 17
WOOD DOORS W/ FULL LITES AND 3'-0" SIDELIGHTS IN ALUM. FRAMES
CONFERENCE
12'-6 x 14
12'-6 X 15
PRICE AS AN ALTERNATE FULL HGT GLASS IN ALUM. FRAME ACROSS FRONT OF OFFICE

FLOOR PLAN
1/8"=1'-0"

ISSUED	REVISED
03/09/10 DKW PLAN 1	03/11/10 DKW PLAN 2
	03/15/10 DKW rev 1
	03/23/10 DKW rev 2
	04/05/10 DKW rev 3
	04/07/10 DKW rev 4

NOTES

1. ALL WORK SHALL BE EXECUTED IN ACCORDANCE WITH THE DUKE CONSTRUCTION INTERIOR FINISH MASTER SPECIFICATIONS, WITH ISSUE DATE OF OCTOBER 3, 2009.
2. ALL PARTITIONS ARE WALL TYPE "A" UNLESS OTHERWISE NOTED.
3. ALL FURNITURE, EQUIPMENT AND APPLIANCES BY TENANT.
4. ALL DOORS ARE NEW IN THE TENANT SPACE.
5. WALLS TO BE PAINTED 2 COATS OF LATEX THROUGHOUT.
6. NEW BUILDING STANDARD CARPET & BASE THROUGHOUT.
7. IT WILL BE THE RESPONSIBILITY OF THE TENANT TO MOVE ALL FURNITURE, PERSONAL ITEMS, COMPUTER AND ELECTRONIC EQUIPMENT.
8. PRICE AS AN ALTERNATE, TAKING WALLS BETWEEN OFFICES & CONFERENCE ROOMS UP 6" ABOVE THE CLG. WITH 1'-0" EACH SIDE OF WALL S.A.B. OVER THE CLG.

WALL LEGEND

INDICATES CONSTRUCTION TO BE REMOVED

INDICATES NEW CONSTRUCTION

INDICATES EXISTING CONSTRUCTION TO BE LEFT UNDISTURBED

C — SMOKE TIGHT WALL

F — NON RATED TENANT DEMISING WALL TO 8'-0" HIGH

⊗ INDICATES DOORS INTENDED TO BE A MEANS OF EGRESS

EXHIBIT B-3

SPACE PLAN

KEY PLAN
NTS

PRELIMINARY DRAWING - NOT FOR CONSTRUCTION
SPACE HAS NOT BEEN FIELD VERIFIED BY CASLER DESIGN GROUP

C A S L E R
DESIGN GROUP, INC.
Architecture - Planning - Interior Design
10805 Indeco Drive - Cincinnati, Ohio 45241
(Phone) 513.791.0454 - (Fax) 513.792.7488

AKEBIA THERAPEUTICS, INC.
4TH FLOOR THE LANDINGS 2
7,580 RSF

Duke
REALTY CORPORATION

EXHIBIT B-3

Full Lite Door
STORAGE
6'-6 x 10
OFFICE
OFFICE
10 x 15
RECEPTION
14 X 30
2 RECESSED WALLWASHERS
CORR
CLOSET
FIRE RISER/STOR.
CORE DRILL FOR POWER + DATA TO WORKSTATIONS
OPEN OFFICE
OFFICE
12'-6 X 15
OFFICE
12'-6 X 15
OFFICE
12'-6 X 15
Relocate & Add glass
CONFERENCE
16'-6 X 23
BREAK RM
12'-0 X 16
SINK, BASE & WALL CABINETS
WORKROOM
13'-6 X 17
BASE & WALL CABINETS
counter alternate
STORAGE
11'-6 X 16
GLASS DOORS
PROVIDE POWER FOR TENANTS TV WALL MOUNTED TV SCREEN
3 RECESSED CAN LIGHTS ON A DIMMER
CONFERENCE
CORE DRILL FOR POWER + DATA TO TABLE
FULL HGT. GLASS TO MATCH EXISTING
FULL HGT. GLASS TO MATCH EXISTING
DOORS TO MATCH EXISTING AT PREFERRED PLACE
OFFICE
12'-6 x 14
OFFICE
12'-6 x 14
OFFICE
12'-6 X 15
OFFICE
11'-6 X 14
OFFICE
12 X 14
15 x 17
Relocate Herculite
2nd door combination lock
Film on all sidelights w/ Logo
Alternate Glass

FLOOR PLAN
1/8"=1'-0"

ISSUED	REVISED
03/09/10 DKW PLAN 1	03/11/10 DKW PLAN 2
	03/15/10 DKW rev 1
	03/23/10 DKW rev 2
	04/15/10 DKW rev 3

NOTES

1. ALL WORK SHALL BE EXECUTED IN ACCORDANCE WITH THE DUKE CONSTRUCTION INTERIOR FINISH MASTER SPECIFICATIONS WITH ISSUE DATE OF OCTOBER 3, 2009.
2. ALL PARTITIONS ARE WALL TYPE "A" UNLESS OTHERWISE NOTED.
3. ALL FURNITURE, EQUIPMENT AND APPLIANCES BY TENANT.
4. ALL DOORS ARE NEW IN THE TENANT SPACE.
5. WALLS TO BE PAINTED 2 COATS OF LATEX THROUGHOUT.
6. NEW BUILDING STANDARD CARPET & BASE THROUGHOUT.
7. IT WILL BE THE RESPONSIBILITY OF THE TENANT TO MOVE ALL FURNITURE, PERSONAL ITEMS, COMPUTER AND ELECTRONIC EQUIPMENT.
8. SAB. IN WALLS BETWEEN OFFICES & CONFERENCE ROOMS WITH 2'-0" EACH SIDE OF WALL SAB. OVER THE CLG.

Alternate 6" above w/ 2'-0" SAB over top

WALL LEGEND

INDICATES CONSTRUCTION TO BE REMOVED

INDICATES NEW CONSTRUCTION

INDICATES EXISTING CONSTRUCTION TO BE LEFT UNDISTURBED

[C] SMOKE TIGHT WALL

[P] NON RATED TENANT DEMISING WALL TO 10'-0" HIGH

⊗ INDICATES DOORS INTENDED TO BE A MEANS OF EGRESS.

KEY PLAN
NTS

Okay to Proceed:
As Marked — Joseph Gardner
Joseph Gardner, CEO
Akebia Therapeutics

PRELIMINARY DRAWING - NOT FOR CONSTRUCTION
SPACE HAS NOT BEEN FIELD VERIFIED BY CASLER DESIGN GROUP

CASLER DESIGN GROUP, INC.
Architecture · Planning · Interior Design

AKEBIA THERAPEUTICS, INC.
4TH FLOOR THE LANDINGS 2
7,580 RSF

Duke
REALTY CORPORATION

EXHIBIT C-1

LETTER OF UNDERSTANDING

Duke Realty Ohio

Attention: Vice President, Asset Management

                  and Customer Service

4555 Lake Forest Drive, Suite 400

Cincinnati, OH 45242

RE:	Lease Agreement between Duke Realty Ohio, an Indiana general partnership (“Landlord”) and (“Tenant”) for the Leased Premises located at , , (the “Leased Premises”), within (the “Park”), dated , 200 (the “Lease”).

Dear                                              :

The	undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Relocation Date is .

2.	The rent commencement date with respect to the Relocation Space is .

3.	The expiration date of the Lease is .

4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.	The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Relocation Date, subject to Landlord’s warranty as set forth in Exhibit B-2 of the First Lease Amendment.

6.	To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this          day of                             , 2010.

EXHIBIT: NOT FOR EXECUTION

Exhibit C-1

CWP/LMS/dj

04/17/12

SECOND LEASE AMENDMENT AND

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS SECOND LEASE AMENDMENT AND ASSIGNMENT AND ASSUMPTION OF LEASE (the “Amendment”) is executed this 25th day of April 2012, by and between DP LANDINGS BUILDING II, LLC, a Delaware limited liability company (“Landlord”), and AERPIO THERAPEUTICS, INC., a Delaware corporation (“Tenant”) and, solely with respect to paragraph 2 hereof, AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Akebia”).

W I T N E S S E T H:

WHEREAS, Duke Realty Ohio, as predecessor in interest to Landlord, and Akebia entered into a certain lease dated September 29, 2009, as amended April 23, 2010 (collectively, the “Lease”), whereby Akebia leased from Landlord certain premises consisting of approximately 7,580 rentable square feet of space (the “Leased Premises”) known as Suite 420 in an office building commonly known as The Landings at Blue Ash II, located at 9987 Carver Road, Cincinnati, Ohio 45242; and

WHEREAS, Akebia desires to assign to Tenant all of Akebia’s right, title and interest in and to the Lease; and

WHEREAS, Tenant desires to assume and agree to be bound by all of the rights and obligations of Akebia under the Lease; and

WHEREAS, for and in consideration of Landlord’s consent to such assignment, Tenant has agreed to provide Landlord with an additional security deposit under the Lease; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such assignment, additional security deposit, changes and additions to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2. Assignment and Assumption of Lease.

(a) Akebia hereby assigns all of its right, title and interest in and to the Lease to Tenant, and Tenant hereby accepts the assignment and assumption of the Lease and hereby assumes and agrees to be bound by all of the rights and obligations of Akebia as tenant under the Lease and acknowledges that all provisions of the Lease remain in full force and effect. Tenant agrees to indemnify, defend and hold Akebia harmless from and against any and all liabilities, claims, demands, damages and causes of action that may now or hereafter be made or asserted against Akebia arising out of or related to the Lease, and arising or accruing prior to or on the date of this Amendment.

(b) Akebia hereby acknowledges that the assignment and assumption of the Lease releases it from its liability under the terms and obligations of the Lease and Akebia shall no longer be liable thereunder.

(c) The assignment and assumption of the Lease shall not be construed to modify, waive, impair or affect any of the terms, provisions or conditions of the Lease except as expressly set forth herein.

(d) The assignment and assumption of the Lease shall not constitute a consent to any further assignment of the Lease or subletting of the premises demised thereby.

(e) Landlord hereby consents to the assignment of the Lease as set forth above and acknowledges and agrees that such assignment releases any liability of Akebia under the terms and obligations of the Lease.

(f) Landlord’s consent and acceptance of the foregoing assignment and assumption of the Lease shall not constitute a consent by Landlord to any further subletting or assignments or subletting of the entire or any portion of the Leased Premises.

3. Amendment of Section 1.01. Basic Lease Provisions and Definitions. Commencing upon execution of this Amendment by both parties, Section 1.01 of the Lease is hereby amended by deleting subsections (i) and (1) and substituting the following in lieu thereof:

(i) Security Deposit: $50,000.00, of which $20,000.00 is already being held by Landlord and $30,000.00 shall be deposited by Tenant with Landlord upon execution of this Amendment by Tenant. Akebia hereby acknowledges and agrees that the $20,000 deposited with Landlord by Akebia is hereby transferred to Tenant.

(1)	Address for payments and notices are as follows:

	Landlord:		DP Landings Building II, LLC
		Attn:	Cincinnati Office Market, Vice President,
Asset Management and Customer Service
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242

	With Payments to:		Duke/Princeton, LLC on behalf of DP
Landings Building II, LLC c/o
Duke Realty Corporation
Attn: Accounts Receivable
600 E. 96th Street, Suite 100
Indianapolis, IN 46240

	Tenant:		Aerpio Therapeutics, Inc.
9987 Carver Road, Suite 420
Cincinnati, OH 45242;”

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4. Amendment of Article 4. Security Deposit. The following is hereby added to Article 4 of the Lease:

“Notwithstanding anything contained herein to the contrary, provided there has been no Default by Tenant, if at any time during the Lease Term Tenant provides Landlord with written evidence reasonably acceptable to Landlord that Tenant has raised a minimum of additional $10,000,000.00 in equity, Landlord will return $30,000.00 of the Security Deposit to Tenant within thirty (30) days of Landlord’s verification of such additional equity.”

5. Broker. Tenant represents and warrants that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

6. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

7. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

8. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

9. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD: DP LANDINGS BUILDING II, LLC, a Delaware limited liability company

	By:	Duke Princeton, LLC, a Delaware limited liability company, its sole member

		By:	Duke/Hulfish, LLC, a Delaware limited liability company, its sole member

			By:	Duke Realty Limited Partnership, an Indiana limited partnership, its managing member

				By:	Duke Realty Corporation, an Indiana corporation, its general partner

Dated: April 25, 2012					By:	/s/ Jon C. Burger
Jon C. Burger Senior Vice President Cincinnati Group

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Jon C. Burger, by me known and by me known to be the Senior Vice President, Cincinnati Group of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, the managing member of Duke/Hulfish, LLC, a Delaware limited liability company, the sole member of Duke Princeton, LLC, a Delaware limited liability company, the sole member of DP Landings Building II, LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing “Second Lease Amendment and Assignment and Assumption of Lease” on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 25th day of April, 2012.

Rose Andriacco Notary Public, State of Ohio	/s/ Rose Andriacco
My Commission Expires March 8, 2015	Notary Public
Printed Signature

My Commission Expires:
My County of Residence:	Clermont

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TENANT: AERPIO THERAPEUTICS, INC., a Delaware corporation

Dated: 4/24/2012	By:	/s/ Ian A.W. Howes
	Printed:	IAN A.W. HOWES
	Title:	CHIEF FINANCIAL OFFICER

STATE OF Ohio	)
) SS:
COUNTY OF Hamilton	)

Before me, a Notary Public in and for said County and State, personally appeared Ian A.W. Howes, by me known and by me known to be the Chief Financial Officer of Aerpio Therapeutics, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “Second Lease Amendment and Assignment and Assumption of Lease” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 24th day of April, 2012.

Heather N. Behler	/s/ Heather N. Behler
Notary Public, State of Ohio	Notary Public
My Commission Expires 5/20/2015	/s/ Heather N. Behler
Printed Signature

My Commission Expires:	05/20/2015
My County of Residence:	Butler

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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AKEBIA: AKEBIA THERAPEUTICS, INC., a Delaware corporation

Dated: 4/24/2012	By:	/s/ Kevin Peters
	Printed:	Kevin Peters
	Title:	CSO & VP R&D

STATE OF Ohio	)
) SS:
COUNTY OF Hamilton	)

Before me, a Notary Public in and for said County and State, personally appeared Kevin Peters, by me known and by me known to be the CSO & VP R&D of Akebia Therapeutics, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “Second Lease Amendment and Assignment and Assumption of Lease” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 24th day of April, 2012.

Heather N. Behler	/s/ Heather N. Behler
Notary Public, State of Ohio	Notary Public
My Commission Expires 5/20/2015	/s/ Heather N. Behler
Printed Signature

My Commission Expires:	05/20/2015
My County of Residence:	Butler

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THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Third Amendment”) is entered into as of the 27 day of February, 2015 (the “Third Amendment Effective Date”), by and between RT LANDINGS BUILDING II, LLC, a Delaware limited liability company, formerly known as DP Landings Building II, LLC (“Landlord”), and AERPIO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A. Landlord’s predecessor-in-interest, Duke Realty Ohio, an Indiana general partnership, and Tenant’s predecessor-in-interest, Akebia Therapeutics, Inc., a Delaware corporation, entered into that certain Office Lease dated September 29, 2009 (as amended by that certain First Lease Amendment dated April 23, 2010 and that certain Second Lease Amendment and Assignment and Assumption of Lease dated April 25, 2012, collectively, the “Lease”), for the lease of approximately seven thousand five hundred eighty (7,580) rentable square feet of space commonly known as Suite 420 (the “Leased Premises”) in the office building commonly known as The Landings of Blue Ash, Building II located at 9987 Carver Road, Cincinnati Ohio 45242, all as more particularly described in the Lease.

B. Landlord and Tenant desire to enter into this Third Amendment to modify various provisions of the Lease.

C. The defined terms used in this Third Amendment, as indicated by the initial capitalization thereof, shall have the same meaning ascribed to such terms in the Lease, unless otherwise specifically defined herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and of the mutual covenants, agreements and undertakings herein set forth and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Incorporation and Definitions. The recitals and exhibits of this Third Amendment are incorporated herein by this reference. Capitalized terms used but not defined in this Third Amendment shall have the meanings ascribed to them in the Lease.

2. Lease Term. The Lease Term is hereby extended until June 30, 2018, unless sooner terminated as provided in the Lease.

3. Rent.

(a) Minimum Annual Rent. During that period between May 22, 2015 and June 30, 2018, the Minimum Annual Rent payable by Tenant shall be as follows:

Lease Period	Minimum Annual Rent Per Rentable Square Foot of the Leased Premises Per Annum	Monthly Rental Installments	Minimum Annual Rent for Lease Period
5/22/15 - 5 /31/16	$13.25	$8,369.58	$100,438.20
6/1/16 - 5/31/17	$13.58	$8,578.03	$102,936.36
6/1/17 - 5/31/18	$13.92	$8,792.80	$105,513.60
6/1/18 - 6/30/18	$14.27	$9,013.88	$108,166.60

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If applicable:

Lease Period	Minimum Annual Rent Per Rentable Square Foot of the Leased Premises Per Annum	Monthly Rental Installments	Minimum Annual Rent for Lease Period
7/1/18 - 6/30/19	$14.27	$9,013.88	$108,166.60
7/1/19 - 6/30/20	$14.63	$9,241.28	$110,895.36
7/1/20 - 6/30/21	$15.00	$9,475.00	$113,700.00

The parties hereby acknowledge that Landlord has waived its right to receive one Monthly Rental Installment of $8,369.59 for the period commencing on May 22, 2015 and expiring as of the June 21, 2015.

(b) Additional Rent. The parties acknowledge and agree that Tenant’s Proportionate Share has been four and thirty three hundredths percent (4.33%) since the Relocation Date notwithstanding anything in the Lease to the contrary. Except as expressly set forth herein, Tenant shall continue to pay Additional Rent and other amounts due under the Lease as set forth therein.

4. Renewal Option.

(a) Provided (i) no Tenant default has occurred and is continuing hereunder, beyond any applicable notice and cure periods (ii) Tenant has not assigned this Lease nor sublet all or any portion of the Leased Premises, (iii) Tenant is occupying the Leased Premises in accordance with the terms of this Lease, and (iv) Tenant has not exercised its expansion right provided in Section 6 herein, Tenant shall have the right to extend the Lease Term for one (1) additional term of three (3) years on all of the same terms and conditions as the initial Lease Term (the “Extension Term”), except that Monthly Rental Installments applicable to the Extension Term shall be as set forth in the table in Section 3(a) herein. Tenant shall provide Landlord with at least nine (9) months prior written notice of its intention to extend the Lease Term.

(b) The leasing of the Leased Premises by Landlord to Tenant for the Extension Term shall be upon and subject to all of the terms, provisions and conditions of this Lease, except that (i) the extension rights granted by this section shall not apply to the Extension Term, so that in no event shall Tenant have the right to renew and extend this Lease beyond the number of extension terms specified above; (ii) the Monthly Rental Installments payable during the Extension Term shall be as set forth in the table in Section 3(a) herein; (iii) Tenant shall accept the Leased Premises in its then “AS-IS” condition; (iv) the defined term “Lease Term” shall be deemed to include the Extension Term when and if it becomes effective in accordance with this section; and (v) no period of reduced or abated rent or other rent concessions shall apply. Once Tenant shall exercise any extension option in accordance with the terms and conditions of this section, the subject Extension Term shall become effective as provided herein automatically and without the necessity of further documentation; but nevertheless, with respect to the Extension Term, at Landlord’s request, Landlord and Tenant shall promptly execute an amendment to this Lease in form and substance acceptable to both of them, reflecting the leasing of the Leased Premises for the Extension Term in accordance with this section. There shall be no extension rights except as set forth in this section.

5. Right of First Refusal. For purposes of clarity, the Refusal Space subject to Tenant’s Right of First Refusal in Section 16.21 of the Lease shall hereafter mean solely that certain 3,095 square feet of contiguous space commonly known as Suite 430 in the Building and as shown on Exhibit A.

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6. Expansion Right. Provided (i) no Tenant default has occurred and is continuing hereunder, beyond any applicable notice and cure periods (ii) Tenant has not assigned this Lease nor sublet all or any portion of the Leased Premises, (iii) Tenant is occupying the Leased Premises in accordance with the terms of this Lease, (iv) the Refusal Space is then unoccupied and not subject to the terms of a lease and (v) Tenant has not waived its right to the Refusal Space, which it shall be deemed to have waived by waiving Tenant’s Right of First Refusal as provided in Section 16.21 of the Lease, Tenant shall have the right to expand the Leased Premises to include the Refusal Space at any time after May 22, 2015. In the event Tenant desires to lease the Refusal Space pursuant to this Section 6, Tenant must deliver five (5) months prior written notice to Landlord of its desire to lease the Refusal Space. In such event, Landlord and Tenant shall enter into a lease amendment which shall contain the following terms: (a) the Leased Premises shall be expanded to include the Refusal Space; (b) the Lease Term shall be extended such that the Lease Term shall expire on the last day of the month following five (5) years from the rent commencement date for the Refusal Space; (c) Tenant’s Proportionate Share shall be increased to six and one tenth percent (6.10%); (d) the rent for the Refusal Space shall be the same rent per square foot as it then is for the Leased Premises and shall increase annually by two and one half percent (2.5%) consistent with the scheduled dates for rent escalations as provided herein; (e) the rent commencement date for the Refusal Space shall be five (5) months following execution of the amendment for the Refusal Space; (f) Landlord shall deliver the Refusal Space to Tenant in its as is where is condition; and (g) Landlord shall provide Tenant with a tenant improvement allowance equal to $30.00 per rentable square foot of Refusal Space, and such tenant improvement allowance shall be paid to Tenant consistent with Exhibit A attached hereto. In the event that Tenant exercises its expansion right provided in this Section 6, Tenant shall be deemed to have waived its renewal option provided in Section 4 herein.

7. Tenant Improvements. Tenant intends to construct and install interior improvements to the Leased Premises after the date hereof. All such work shall be conducted pursuant to the terms of the Lease and the work letter attached as Exhibit B of this Third Amendment.

8. Counterparts. This Third Amendment may be executed in two or more counterparts. Furthermore, the parties agree that (i) this Third Amendment may be transmitted between them by electronic mail and (ii) electronic signatures shall have the effect of original signatures relative to this Third Amendment.

9. OFAC Compliance. Tenant hereby certifies and represents that Tenant is (i) not currently identified on the Specially Designed Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person” (as defined below). To Tenant’s actual knowledge, none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person, and to Tenant’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder. Tenant further acknowledges its obligation to remain in compliance with existing and future regulations promulgated by OFAC throughout the Lease Term.

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10. JURY WAIVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LEASE AS AMENDED BY THIS THIRD AMENDMENT.

11. Brokerage. Tenant represents and warrants to Landlord that neither Tenant nor any of its representatives, employees or agents have consulted or negotiated with any broker or finder with regard to this Third Amendment except Colliers International (“Landlord’s Broker”) or Cassidy Turley Commercial Real Estate Services (“Tenant’s Broker”). Landlord shall cause any commission due to Landlord’s Broker to be paid by Landlord pursuant to a separate written agreement between Landlord and Landlord’s Broker (the parties acknowledging that any commission due to Tenant’s Broker shall be paid by Landlord’s Broker pursuant to a separate written agreement between Landlord’s Broker and Tenant’s Broker). Tenant shall indemnify Landlord and hold Landlord harmless from any claims for fees or commissions from anyone with whom Tenant has consulted or negotiated with regard to this Third Amendment except Landlord’s Broker.

12. Confidentiality. Unless Landlord specifically and expressly otherwise agrees in writing, (a) any information related to the Leased Premises or the Building acquired in whole or in part through the exercise of Tenant’s rights under the Lease; (b) all information regarding the Leased Premises or the Building of whatsoever nature made available to Tenant by Landlord or Landlord’s agents or representatives; and (c) the terms of the Lease (as amended), are confidential and shall not be disclosed by Tenant to any other person or party except in connection with typical disclosures to investors in connection with a sale to them of Tenant or its direct or indirect parent or in connection with a public sale of the ownership interests in Tenant’s or its direct or indirect parent. The provisions of this section shall survive the expiration or earlier termination of the Lease.

13. Ratification. All terms and conditions of the Lease, as amended herein, are hereby ratified and shall remain in full force and effect. Tenant and Landlord each represent to the other that such party is not aware of a default by either Landlord or Tenant under the terms of the Lease. Landlord and Tenant represent that (i) the individuals executing this Third Amendment on behalf of Landlord and Tenant, respectively, have full authority and power to execute and deliver this Third Amendment, and (ii) this Third Amendment constitutes a valid and binding obligation on the parties hereto. This Third Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose.

14. Counterparts; Electronic Signatures. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Third Amendment by facsimile or other electronic means shall be equally as effective as delivery of a manually executed original counterpart of this Third Amendment, provided in such event each party will promptly furnish to the other party an original counterpart hereof executed by such party.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by persons duly empowered to bind the parties to perform their respective obligations hereunder the day and year first above written.

LANDLORD:

RT LANDINGS BUILDING II, LLC, a Delaware limited liability company

By:	/s/ Philip L. Kianka
Name:	Philip L. Kianka
Title:	Executive Vice President
Date:	3-11-15

TENANT:

AERPIO THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Joseph H. Gardner
Name:	Joseph H. Gardner, Ph.D.
Title:	President & CEO
Date:	Feb. 27, 2015

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EXHIBIT A

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EXHIBIT B

Tenant Improvements

1. Condition of Leased Premises. Tenant shall be responsible for any improvements to the Leased Premises (the “Tenant Improvements”). Tenant’s proposed architect/engineer, construction contractor, and mechanical, electric and plumbing subcontractors are subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards, and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord’s mechanical, electrical and plumbing specifications and Landlord’s rules of conduct, and Tenant shall cause said contractor to comply with said specifications and rules of conduct. At Landlord’s request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant’s contractor to discuss the Building systems and other matters related to the construction of the Tenant Improvements.

2. Preparation of CD’s. Tenant shall, to the extent required by applicable law, at Tenant’s sole cost and expense, prepare and submit to Landlord a set of permittable construction drawings (the “CD’s”), covering all work to be performed by Tenant in constructing the Tenant Improvements. Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building systems. Landlord shall have fifteen (15) days after receipt of the CD’s in which to review the CD’s and in which to give Tenant written notice of its approval of the CD’s or its requested changes to the CD’s. If Landlord requests any changes to the CD’s, Tenant shall make such changes and shall, within fifteen (15) days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the CD’s to Landlord. Landlord shall have fifteen (15) days after receipt of the revised CD’s in which to review said revised CD’s and in which to give to Tenant written notice of its approval of the revised CD’s or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the CD’s in accordance with this section. Tenant shall at all times in its preparation of the CD’s, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the CD’s, and any revisions thereto, act reasonably and in good faith.

3. Construction of Tenant Improvements. Prior to commencing the construction of the Tenant Improvements, Tenant shall deliver to Landlord (a) evidence of Tenant’s insurance reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Tenant Improvements, and (b) a project schedule in detail reasonably satisfactory to Landlord. In addition, Tenant shall require its contractor to carry appropriate insurance, as determined by Tenant, but which shall include, without limitation, Commercial General Liability, Commercial Auto Liability and Workers Compensation, in amounts necessary to insure the project and the work related thereto against claims for bodily injury or death or property damage. Tenant’s contractors of all tiers shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord as additional insureds on all liability policies required pursuant to this section. Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Tenant Improvements in a good, first-class and workmanlike manner and in accordance with the Plans and Specifications and all applicable governmental regulations. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Tenant Improvements. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

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4. Inspection. Upon substantial completion of the Tenant Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises.

5. Improvement Costs. Landlord shall reimburse Tenant for the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, up to an amount equal to $46,389.60 (the “Tenant Allowance”), as follows:

(a) Landlord shall pay fifty percent (50%) of the Tenant Allowance, less a holdback (the “Holdback”) equal to ten percent (10%), to Tenant at such time as:

(i)	Tenant has delivered to Landlord a copy of Tenant’s building permit;

(ii)	Tenant’s contractor has completed fifty percent (50%) of the Tenant Improvements within the Leased Premises, as evidenced by a certificate from Tenant’s architect and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements made as of the date of Tenant’s request for payment; and

(iii)	Tenant has delivered to Landlord partial lien waivers for the first fifty percent (50%) of the Tenant Improvements from Tenant’s contractor, all subcontractors and all laborers or material suppliers having performed any work at the Leased Premises relating to the construction of the first fifty percent (50%) of the Tenant Improvements.

(b) Landlord shall pay the remainder of the Tenant Allowance to Tenant at such time as (and the Holdback thirty (30) days thereafter):

(i)	Tenant’s contractor has completed one hundred percent (100%) of the Tenant Improvements within the Leased Premises, as evidenced by a certificate from Tenant’s architect and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements; and

(ii)	Tenant has delivered to Landlord final lien waivers and affidavits from Tenant’s contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Leased Premises relating to the Tenant Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord’s title insurer that there are no parties entitled to file a lien against the real property underlying the Leased Premises in connection with such work.

(c) For purposes of this Lease, the term “Improvement Costs” shall mean the cost of the CD’s and the Tenant Improvements, including, without limitation, design, space planning, permitting, and construction costs in connection therewith. Tenant shall be responsible for all Improvement Costs in excess of the Tenant Allowance. Tenant may use up to $13,644.00 of the Tenant Allowance for furniture, fixtures, and equipment provided that it expends such monies and requests reimbursement not later than February 22, 2016.

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